UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2015

TRIO-TECH INTERNATIONAL
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631
(Commission File Number)	(IRS Employer Identification No.)

16139 Wyandotte Street, Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)

(818) 787-7000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 22, 2015, the Board of Directors of Trio-Tech International (“Trio Tech”) approved the appointment of Mrs. Lee Soon Siew Kuan, age 57, as Corporate Vice-President of Trio Tech effective July 1, 2015. Mrs. Lee has served as Vice-President of Trio-Tech since 2005, overseeing the Logistics and Human Resources functions in Asia, as well as the Trio Tech’s Fabrication Services Operations. No material plan, contract, or arrangement was entered into or materially amended in connection with Mrs. Lee’s appointment as Corporate Vice-President of Trio-Tech, and there was no grant or award to Mrs. Lee or modification thereto under any such plan, contract, or arrangement in connection with her appointment. Mrs. Lee has (i) no family relationship with any director or other executive officer of Trio-Tech or any person nominated or chosen by Trio-Tech to become a director or executive officer; (ii) is not a party to any related person transaction with Trio-Tech; and (iii) has no arrangements or understandings with any other person pursuant to which she was appointed as Corporate Vice-President of Trio-Tech.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2015
TRIO-TECH INTERNATIONAL

	By:	/s/ VICTOR H.M. TING
	Name:	Victor H.M. Ting,
	Title:	Vice President and
Chief Financial Officer